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                                                                   Exhibit 10.16
                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT is made as of this _____ day of April, 2000, by and between _____________________ (the "Indemnitee") and AMERIGROUP CORPORATION, a Delaware corporation with a principal place of business at 4425 Corporation Lane, Suite 300, Virginia Beach, Virginia 23462 (the "Company").

                                    RECITALS:

         A. It is essential that the Company retain and attract as directors and officers the most capable persons available.

         B. The Indemnitee is a director and/or officer of the Company.

         C. Both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies.

         D. The Bylaws of the Company require the Company to indemnify directors, officers and certain other persons to the full extent permitted by law, and Indemnitee has been serving and continues to serve as a director and/or officer of the Company, in part, in reliance on such Bylaws.

         E. In recognition of the Indemnitee's need for substantial protection against personal liability in order to maintain the Indemnitee's continued service to the Company in an effective manner and the Indemnitee's reliance on the aforesaid Bylaws and, in part, to provide the Indemnitee with specific contractual assurance that the protection promised by such Bylaws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of, such Bylaws or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), the Company desires to provide in this Agreement for the indemnification of and the advance of expenses to the Indemnitee to the full extent (whether partial or complete) permitted by law, as set forth in this Agreement and, to the extent officers' and directors liability insurance is maintained by the Company, to provide for the continued coverage of the Indemnitee under the Company's directors and officers liability insurance policies.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

                  (A) "Change in Control". Any of the following:



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                           (i) The acquisition by any "person" or "group" (as
defined in or pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Company, any subsidiary thereof or any employee benefit plan of the Company or a subsidiary), directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing twenty percent (20%) or more of either the then outstanding shares or the combined voting power of the then outstanding securities of the Company;

                           (ii) Either a majority of the directors of the
Company elected at the Company's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of the Company, or the "incumbent directors" shall cease to constitute a majority of the directors of the Company. The term "incumbent director" shall mean any director who was a director of the Company on the date hereof and any individual who becomes a director of the Company subsequent to the date hereof and who is elected or nominated by or at the direction of at least two-thirds (2/3) of the then incumbent directors;

                           (iii) The shareholders of the Company approve (x) a
merger, consolidation or other business combination of the Company with any other "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange Act) or affiliate thereof, other than a merger or consolidation that would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Company or such surviving entity or a parent or affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or (y) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                           (iv) Any other event or circumstance which is not
covered by the foregoing subsections but which the Board of Directors of the Company determines to affect control of the Company and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change of Control for purposes of this Agreement.

                           (v) The date of a Change of Control under this
Section 1(A) above is the date on which an event described in Sections 1(A)(i), 1(A)(ii), 1(A)(iii), or 1(A)(iv) above occurs.

                           (vi) If, following a Change of Control and a dispute
with the Company regarding the terms of this Section 1(A) and any related provision of this Agreement, the Indemnitee collects any part or all of the severance pay provided under this Section 1(A) by or through the assistance of legal counsel, the Company will pay all costs of any such collection or enforcement, including reasonable attorneys' fees and other out of pocket expenses incurred by the Indemnitee, up to that point when the Company offered to settle the dispute for an amount


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equal to the amount that the Indemnitee is entitled to recover.

                           (vii) The payments described in this Section 1(A)
will be due the Indemnitee regardless of any subsequent employment obtained by the Indemnitee.

                  (B) "Claim". Any threatened, pending or completed action, suit, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative and/or any inquiry or investigation, whether conducted by the Company or any other party that the Indemnitee in good faith believes might lead to the institution of any such action.

                  (C) "Expenses". Include attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

                  (D) "Indemnifiable Event". Any event, occurrence or circumstance related to the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity.

                  (E) "Potential Change in Control". Shall be deemed to have occurred if (a) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (b) any person (including the Company) publicly announces an intention to take or to contemplate taking actions which if consummated would constitute a Change in Control; (c) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding Voting Securities increases his beneficial ownership of such securities by five percent (5%) or more over the percentage so owned by such person on the date hereof; or (d) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                  (F) "Reviewing Party". Any appropriate person or body consisting of a member or members of the Company's Board of Directors, including the Special Independent Counsel referred to in Section 2(C) (or, to the fullest extent permitted by law, any other person or body appointed by the Board of Directors), who is not a party to the particular claim for which the Indemnitee is seeking indemnification.

                  (G) "Voting Securities". Any securities of the Company which vote generally in the election of directors.



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         2. Indemnification.

                  (A) Non-Exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company's Certificate of Incorporation or Bylaws or the Delaware General Corporation law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Certificate of Incorporation or Bylaws or this Agreement, to the fullest extent permitted by law it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change immediately upon the occurrence of such change without further action by the Company or the Indemnitee.

                  (B) Basic Indemnification Agreement.

                           (i) In the event the Indemnitee was, is or becomes a
party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee to the fullest extent not prohibited by law, as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by the Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim. If so requested by the Indemnitee, the Company shall advance to the Indemnitee (within twenty (20) days of such request) any and all Expenses (an "Expense Advance").

                           (ii) Notwithstanding the foregoing, (a) the
obligations of the Company under Section 2(B)(i) shall be subject to the condition that any Reviewing Party shall not have determined (in a written opinion, in any case in which the Special Independent Counsel referred to in
Section 2(C) below is involved) that the Indemnitee would not be permitted to be indemnified under applicable law, and (b) the obligation of the Company to make an Expense Advance pursuant to Section 2(B)(i) shall be subject to the condition that if, when and to the extent that any Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by a Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial


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determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, a Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, a Reviewing Party shall be the Special Independent Counsel referred to in Section 2(C) below. If there has been no appointment or no determination by a Reviewing Party or if a Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in the Commonwealth of Virginia having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual basis therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

                  (C) Change in Control. The Company agrees that if there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement, the Company's Certificate of Incorporation or Bylaws, or any other agreement now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from "Special Independent Counsel" selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or the Indemnitee within the last five (5) years (other than in connection with such matters). Such Special Independent Counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Special Independent Counsel referred to above and may fully indemnify such Special Independent Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                  (D) Establishment of Trust. In the event of a Potential Change in Control or a Change in Control, the Company shall, upon written request by the Indemnitee, create a "Trust" for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by a Reviewing Party in any case in which the Special Independent Counsel referred to above is involved. The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the Trustee shall advance, within two (2) business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the


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Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 2(B)(ii) above), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be a bank or trust company or other individual or entity chosen by the Indemnitee and acceptable to and approved of by the Company. Nothing in this Section 2(D) shall relieve the Company of any of its obligations under this Agreement.

                  (E) Indemnification for Additional Expenses. To the fullest extent not prohibited by law, the Company shall indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall (within two (2) business days of such request) advance to the Indemnitee such Expenses as are incurred by the Indemnitee in connection with any Claim asserted against or action brought by the Indemnitee for (i) indemnification or an advance payment of Expenses by the Company under this Agreement, the Company's Bylaws or Certificate of Incorporation or any other agreement now or hereafter in effect relating to Claims for Indemnifiable Events, and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

                  (F) Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion, but not all, of any Expenses, judgments, fines, penalties or amounts paid in settlement of a Claim, the Company shall nevertheless indemnify the Indemnitee for that portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is or has been successful on the merits or otherwise in defense of any and all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

                  (G) No Presumption. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.



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                  (H) Liability Insurance. To the extent the Company shall
maintain an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

                  (I) Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliates shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2) year period.

                  (J) Subrogation. In the event of payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                  (K) No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise received payment (under any insurance policy, the Bylaws of the Company or otherwise) in respect of such Claim.

         3. Consent and Waiver by Third Parties. The Indemnitee hereby represents and warrants that he has obtained all waivers and/or consents from third parties which are necessary for his employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Indemnitee represents that he is not bound by any agreement or any other existing or pervious business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

         4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, except for the rights, privileges and obligations with respect to the indemnity provisions set forth in Section 2 which shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         5. Severability. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed and reformed to the maximum extent permitted by law.

         6. Waivers and Modifications. This Agreement may be modified, and the rights,


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remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 6. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understanding between the parties hereto with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of at least two-thirds (2/3) of the members of the Board of Directors then in office at the time of such modification or waiver.

         7. Assignment. The Indemnitee acknowledges that the services to be rendered by him hereunder are unique and personal in nature. Accordingly, the Indemnitee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

         8. Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements, written or oral, made prior to the date hereof between the Indemnitee and the Company relating to the subject matter hereof or thereof.

         9. Notices. All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as set forth on the signature page hereto.

         10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

         12. Arbitration. The parties shall submit any dispute relating to this Agreement to arbitration by notifying the other party hereto, in writing, of such dispute. Within ten (10) days after receipt of such notice, the parties shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any affiliate of any party to this Agreement. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence. The arbitrator shall rule on each disputed issue. All


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rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto. Any arbitration pursuant to this Section 12 shall be conducted in Virginia Beach, Virginia. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the Commonwealth of Virginia for purposes of the enforcement of any arbitration award. The arbitrator may proceed to an award notwithstanding the failure of the other party to participate in the proceedings. The prevailing party shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration in such amount as may be determined by the arbitrators. The award of the arbitrator shall be the sole and exclusive remedy of the parties and shall be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, the parties shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.





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         IN WITNESS WHEREOF, the parties hereto have executed this
Indemnification Agreement as of the date first above written as an instrument under seal.


                                         AMERIGROUP CORPORATION


                                         By:                              [SEAL]
                                            ------------------------------
                                                  Jeffrey L. McWaters
                                                  President


                                         INDEMNITEE:


                                                                          [SEAL]
                                         ---------------------------------
                                         Print Name:
                                                    ----------------------------

Address for Notices:

AMERIGROUP Corporation
4425 Corporation Lane, Suite 300
Virginia Beach, Virginia  23462
Attention: Stanley F. Baldwin, Esquire
Sr. Vice President and General Counsel



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